                                  NEWS RELEASE

CONTACT:       Patrick Scanlon, Senior Vice President, Controller
               Penseco Financial Services Corporation
               (570) 346-7741


FOR RELEASE:   4:00 P.M. Eastern Time: April 30, 2008

    PENSECO FINANCIAL SERVICES CORPORATION REPORTS 1ST QUARTER 2008 EARNINGS

SCRANTON, PA, April 30, 2008 Penseco Financial Services Corporation (OTC Bulletin Board: PFNS), the Scranton, Pennsylvania based financial holding company of Penn Security Bank & Trust Company reported an increase in net income of $1,287,000 or 77.1% for the three months ended March 31, 2008 to $2,957,000 or $1.38 per share compared with $1,670,000 or $.78 per share from the year ago period. Largely, the increase in net income was attributed to a one time after tax gain of $1,129,000 ($.53 per share) related to VISA Inc.'s Initial Public Offering, which consisted of a gain from the mandatory partial share redemption by VISA and also the reversal of a litigation liability accrual that had been recorded by the Company in the fourth quarter of 2007. Excluding this gain, net income increased $158,000 or 9.5% from the first quarter of 2007 (1). Net interest income increased $332,000 or 6.3% to $5,577,000 for the three months ended March 31, 2008 compared to $5,245,000 for the same quarter of 2007. The increase resulted from higher interest on loans due to net loan growth of $30.5 million since March 31, 2007, including $4.1 million from December 31, 2007. Interest on investments declined due to maturing investments being redeployed to fund future loan demand and total interest expense declined mainly from lower deposit costs. Net interest income after provision for loan losses increased $193,000 or 3.7% as the provision for loan losses increased $139,000 from the year ago period. While the Company's asset quality improved, management felt it prudent to increase the allowance for loan losses due to the decline of general market economic conditions.

NON-INTEREST INCOME

Other income increased $1,522,000 to $3,618,000 for the three months ended March 31, 2008, compared with $2,096,000 for the similar period of 2007. Merchant transaction income increased $137,000 or 13.1% due to higher transaction volume and new business. Service charges on deposit accounts increased $12,000 or 4.8%, while other fee income increased $198,000 from prior year levels. This increase was partly due to increases in brokerage income of $160,000 and ATM transaction income of $23,000. The Company realized a gain of $1,213,000 related to VISA Inc.'s Initial Public Offering, which consisted of a mandatory partial share redemption.

NON-INTEREST EXPENSES

Total other expense decreased $174,000 or 3.3% to $5,058,000 for the first quarter ended March 31, 2008 compared with $5,232,000 for the same period of 2007. Salaries and employee benefits expense increased $40,000 or 1.7%. Expense of premises and equipment increased $143,000 or 22.9% due to computer system upgrades and increased occupancy expense. Merchant transaction expense increased by $78,000 or 9.5% due to higher transaction volume. Other operating expenses decreased $435,000 or 30.9% due to the reversal of the $497,000 VISA litigation accrual recorded by the Company in the fourth quarter of 2007.

(1) See page 6 for a reconciliation of GAAP net income to net income excluding the gain related to the VISA, Inc. initial public offering during the three months ended March 31, 2008.

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ASSET QUALITY

The allowance for loan losses at March 31, 2008 was $4,925,000 or 1.20% of total loans compared to $4,200,000 or 1.12% of total loans at March 31, 2007. Management continues to believe the loan loss reserve is adequate.

Loans on which the accrual of interest has been discontinued amounted to $301,000 at March 31, 2008 and $3,011,000 at March 31, 2007. This decrease was due to two borrowing relationships being resolved in the first quarter of 2008. If interest on those loans had been accrued, such additional income would have been $33,000 and $202,000 for the three months ended March 31, 2008 and March 31, 2007, respectively. Interest income on those loans, which is recorded only when received, amounted to $14,000 and $73,000 for March 31, 2008 and March 31, 2007, respectively. There are no commitments to lend additional funds to borrowers whose loans are on non-accrual status.

Net loan charge-offs amounted to $10,000 or .002% of average outstanding loans at March 31, 2008 compared to $96,000 or .026% at March 31, 2007.

As of March 31, 2008 there are no significant loans as to which management has serious doubt about their collectibility. Subsequent to the closing of the first quarter, on April 7, 2008, the Company was notified that The Education Resources Institute, Inc. (TERI), a guarantor of a portion of our student loan portfolio had filed for Reorganization under Chapter 11 of the Bankruptcy Act. Currently, the Company holds $8,600,000 of TERI loans out of a total student loan portfolio of $21,400,000. The Company does not anticipate that TERI's bankruptcy filing will significantly impact the Company's financial statements. These loans will now be placed on non-accrual status if they become more than 90 days past due. Currently, there are $58,000 of such loans. At March 31, 2008 and December 31, 2007, the Company did not have any loans specifically classified as impaired.

The Company does not engage in any sub-prime or ALT-A credit lending. Therefore, the Company is not subject to any credit risks associated with such loans.

INCOME TAX EXPENSE

Applicable income taxes increased $602,000 primarily due to the gain on VISA stock and overall higher income.

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

                     PENSECO FINANCIAL SERVICES CORPORATION

                              FINANCIAL HIGHLIGHTS
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                           Three Months Ended
                                         March 31,     March 31,
                                         -----------------------   Increase      %
 (in thousands, except per               2008         2007            $       Change
       share amounts)
-------------------------------------------------------------------------------------
PERFORMANCE RATIOS
   Return on Average Assets                 2.00%       1.16%                  72.41%
   Return on Average Equity                16.77%       9.94%                  68.71%

STOCKHOLDERS' VALUE
   Net Income                           $  2,957     $ 1,670     $ 1,287       77.07%
   Earnings per share                       1.38        0.78        0.60       76.92%
   Dividends Per Share                      0.41        0.37        0.04       10.81%
   Book Value Per Share                    33.61       31.41        2.20        7.00%
   Market Value Per Share                  38.00       39.10       (1.10)      -2.81%
   Market Value/Book Value Ratio          113.06%     124.48%                  -9.17%
   Price Earnings Multiple                  6.88x      12.53x                 -45.09%
   Dividend Payout Ratio                   29.71%      49.44%                 -39.91%
   Dividend Yield                           4.32%       3.79%                  13.98%

SAFETY AND SOUNDNESS
   Stockholders' Equity/Assets Ratio       11.68%      11.58%                   0.86%
   Total Capital/Risk Weighted Assets      20.11%      19.36%                   3.87%
   Tier 1 Capital/Risk Weighted Assets     18.86%      18.23%                   3.46%
   Tier 1 Capital/Average Assets           12.28%      11.85%                   3.63%
   Allowance for Loan Loss as a
      Percent of Loans                      1.20%       1.12%                   7.14%
   Non-accrual Loans/Total Loans            0.07%       0.80%                 -91.25%

BALANCE SHEET HIGHLIGHTS
   Total Assets                        $ 618,089     582,722      35,367        6.01%
   Total Investments                     163,511     159,933       3,578        2.24%
   Net Loans                             404,050     370,272      33,778        9.12%
   Allowance for Loan Losses               4,925       4,200         725       17.26%
   Total Deposits                        421,314     424,588      (3,274)      -0.77%
   Stockholders' Equity                   72,197      67,468       4,729        7.01%


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

                     PENSECO FINANCIAL SERVICES CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                     March 31,     March 31,
                                                       2008          2007
                                                   ------------  ------------
ASSETS
Cash and due from banks                             $  21,095     $  11,866
Interest bearing balances with banks                    6,345         8,797
Federal funds sold                                          -         8,050
                                                   ------------  ------------
   Cash and Cash Equivalents                           27,440        28,713
Investment securities:
   Available-for-sale, at fair value                   96,888        87,168
   Held-to-maturity (fair value of
   $68,662 and $73,592, respectively)                  66,623        72,765
                                                   ------------  ------------
   Total Investment Securities                        163,511       159,933
Loans, net of unearned income                         408,975       374,472
   Less: Allowance for loan losses                      4,925         4,200
                                                   ------------  ------------
   Loans, Net                                         404,050       370,272
Bank premises and equipment                             9,200         9,835
Other real estate owned                                     -            73
Accrued interest receivable                             3,335         3,314
Cash surrender value of life insurance                  7,446         7,132
Other assets                                            3,107         3,450
                                                   ------------  ------------
Total Assets                                         $618,089      $582,722
                                                   ============  ============

LIABILITIES
Deposits:
   Non-interest bearing                              $ 78,668      $ 72,870
   Interest bearing                                   342,646       351,718
                                                   ------------  ------------
   Total Deposits                                     421,314       424,588
Other borrowed funds:
   Repurchase agreements                               40,520        21,423
   Short-term borrowings                                  203           482
   Long-term borrowings                                79,310        63,414
Accrued interest payable                                1,550         1,656
Other liabilities                                       2,995         3,691
                                                   ------------  ------------
   Total Liabilities                                  545,892       515,254
                                                   ------------  ------------
STOCKHOLDERS' EQUITY
Common stock ($ .01 par value, 15,000,000
  shares authorized, 2,148,000 shares
  issued and outstanding)                                  21            21
Surplus                                                10,819        10,819
Retained earnings                                      61,773        57,268
Accumulated other comprehensive income                   (416)         (640)
                                                   ------------  ------------
   Total Stockholders' Equity                          72,197        67,468
                                                   ------------  ------------
   Total Liabilities and Stockholders'              $ 618,089     $ 582,722
                                                   ============  ============



                     PENSECO FINANCIAL SERVICES CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                        Three Months Ended
                                                             March 31,
                                                      -----------------------
                                                        2008           2007

INTEREST INCOME
Interest and fees on loans                             $ 6,661      $ 6,293
Interest and dividends on investments:
   U.S. Treasury securities and U.S.
   Agency obligations                                      905        1,011
   States & political subdivisions                         836          721
   Other securities                                         74          141
Interest on Federal funds sold                               -           85
Interest on balances with banks                             11           91
                                                       ---------    ---------
   Total Interest Income                                 8,487        8,342
                                                       ---------    ---------
INTEREST EXPENSE
Interest on time deposits of $100,000 or more              451         509
Interest on other deposits                               1,533       1,812
Interest on other borrowed funds                           926         776
                                                       ---------    ---------
   Total Interest Expense                                2,910       3,097
                                                       ---------    ---------
   Net Interest Income                                   5,577       5,245
Provision for loan losses                                  235          96
                                                       ---------    ---------
   Net Interest Income After Provision
   for Loan Losses                                        5,342      5,149
                                                       ---------    ---------
OTHER INCOME
Trust department income                                     365        372
Service charges on deposit accounts                         263        251
Merchant transaction income                               1,184      1,047
Other fee income                                            479        281
Bank-owned life insurance income                             78         78
Other operating income                                       36         16
VISA mandatory share redemption                           1,213          -
Realized (losses) gains on securities, net                    -         51
                                                       ---------    ---------
   Total Other Income
                                                          3,618      2,096
                                                       ---------    ---------
OTHER EXPENSES
Salaries and employee benefits                            2,415       2,375
Expense of premises and equipment, net                      768         625
Merchant transaction expenses                               902         824
Other operating expenses                                    973       1,408
                                                       ---------    ---------
   Total Other Expenses                                   5,058       5,232
                                                       ---------    ---------
Income before income taxes                                3,902       2,013
Applicable income taxes                                     945         343
                                                       ---------    ---------
   Net Income                                           $ 2,957     $ 1,670
                                                       =========    =========
Earnings per Common Share
   (Based on 2,148,000 shares outstanding)              $  1.38     $  0.78
Cash Dividends Declared Per Common Share                   0.41        0.37


Penseco Financial Services Corporation, through its subsidiary Penn Security Bank & Trust Company, operates nine offices in Lackawanna, Wayne and Monroe counties. The Company's stock is traded on the OTC Bulletin Board Market, under the symbol, "PFNS".

This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential". For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services and other factors that may be described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

NON-GAAP FINANCIAL MEASURES: (VISA TRANSACTION)

Certain financial measures contained in the Form 10-Q exclude the decrease of the liability accrual related to VISA's covered litigation provision as well as the gain from the mandatory redemption of a portion of the Company's class B shares in VISA. Financial measures which exclude the above-referenced items have not been determined in accordance with generally accepted accounting principles and are therefore non-GAAP financial measures. Management of the Company believes that investors' understanding of the Company's performance is enhanced by disclosing these non-GAAP financial measures as a reasonable basis for comparison of the Company's ongoing results of operations. These non-GAAP measures should not be considered a substitute for GAAP-basis measures and results. Our non-GAAP measures may not be comparable to non-GAAP measures of other companies. The attached Non-GAAP Reconciliation Schedule provides a reconciliation of these non-GAAP financial measures to the most closely analogous measure determined in accordance with GAAP.

In March 2008, VISA Inc. (VISA) completed its initial public offering. Penn Security Bank & Trust Company and certain other VISA member banks are shareholders in VISA. Following the initial public offering, the Company received $1.2 million in proceeds from the offering, as a mandatory partial redemption of 28,351 shares, reducing the Company's holding from 73,333 to 44,982 shares of Class B common stock. Using proceeds from this offering, VISA established a $3.0 billion escrow account to cover the resolution of pending litigation and related claims. The partial redemption proceeds are reflected in other non-interest income in the first quarter of 2008.

The remaining unredeemed shares of VISA Class B common stock are restricted and may not be transferred until the later of (1) three years from the date of the initial public offering or (2) the period of time necessary to resolve the covered litigation. A conversion ratio of 0.71429 was established for the conversion rate of Class B shares into Class A shares. If the funds in the escrow account are insufficient to settle all the covered litigation, VISA may sell additional Class A shares, use the proceeds to settle litigation, and further reduce the conversion ratio. If funds remain in the escrow account after all litigation, is settled the Class B conversion ratio will be increased to reflect that surplus. As of March 31, 2008, the value of the Class A shares was

$62.36 per share. The value of unredeemed Class A equivalent shares owned by the Company was $2.0 million as of March 31, 2008, and has not yet been reflected in the accompanying financial statements.

In connection with VISA's establishment of the litigation escrow account, the Company reversed a $497,000 reserve in the first quarter of 2008, reflected as a reduction of other non-interest expense. This reserve was created in the fourth quarter of 2007, pending completion of the VISA Inc. initial public offering as a charge to other non-interest expense.

                        NON-GAAP RECONCILIATION SCHEDULE
                     PENSECO FINANCIAL SERVICES CORPORATION
                                   (UNAUDITED)
                                 (IN THOUSANDS)

The following tables present the reconciliation of non-GAAP financial measures to reported GAAP financial measures.


                                                                 Three Months Ended
                                                                       March 31,
                                                         2008          2007         Change
                                                      ------------  ------------  ------------
Net interest income after provision                    $  5,342       $ 5,149       $   193
for loan losses
Non-interest income                                       3,618         2,096         1,522
Non-interest expense                                     (5,058)       (5,232)          174
Income tax provision                                       (945)         (343)         (602)
                                                      ------------  ------------  ------------
      Net income                                          2,957         1,670         1,287

ADJUSTMENTS
-----------
Non-interest income
      Gain on mandatory redemption of VISA, Inc.
      class B common stock                               (1,213)            -        (1,213)
Non-interest expense
      Covered litigation provision                         (497)            -          (497)
                                                      ------------  ------------  ------------
      Total Adjustments pre-tax                          (1,710)            -        (1,710)
Income tax provision                                        581             -           581
                                                      ------------  ------------  ------------
      After tax adjustments to GAAP                      (1,129)            -        (1,129)
                                                      ------------  ------------  ------------
      Adjusted net income                              $  1,828       $ 1,670       $   158
                                                      ============  ============  ============

Return on Average Assets                                   1.24%         1.16%
Return on Average Equity                                  10.37%         9.94%


Return on average equity (ROE) and return on average assets (ROA) for the quarter ended March 31, 2008 was 16.77% (10.37% excluding the VISA gain) and 2.00% (1.24% excluding the VISA gain), respectively. ROE was 9.94% and ROA was 1.16% for the same period last year.